UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-l2

AGCO Corporation
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

“AGCO believes that TAFE’s latest actions, led by its Chairman and Managing Director, are yet another misguided reaction to a commercial decision by the Company that impacts TAFE’s business, and therefore demonstrates that TAFE’s own interests are fundamentally misaligned with other AGCO shareholders. The Company will review and evaluate the notice in accordance with the proxy rules in due course. There is no action AGCO shareholders need to take at this time.

AGCO’s Board has an effective leadership structure in place with a strong Lead Independent Director that ensures independent and active oversight of the Company’s management team. AGCO maintains an open dialogue with all stockholders and has a proven record of taking actions that enhance the Company’s governance profile. Under the Company’s current leadership structure, AGCO achieved record full-year net sales and adjusted operating margins in 2023, outperforming the global market, and the Company is on track to deliver structurally higher adjusted operating margins this year compared to prior industry downturns.”

Safe Harbor:

The statements above include forward-looking statements.  Actual results could differ materially from those suggested by the forward-looking statements for a number of reasons, including possible further declines in revenue, the ability of AGCO to manage operating and other expenses, the ability to integrate the PTx Trimble business and improve its sales, and the other reasons referenced under Risk Factors in AGCO’s Form 10-K for the year ended December 31, 2023, and the subsequent Form 10-Qs, all as filed with Securities and Exchange Commission.

Important Additional Information:

AGCO Corporation (the “Company”) intends to file a proxy statement and a proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”). SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING.

Shareholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investors.agcocorp.com/financial-information/sec-filings.

Participant Information:

The Company, its directors and certain of its executive officers (as set forth below) are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Annual Meeting. Information about the compensation of our non-employee directors and our named executive officers is set forth in the sections titled “Board of Directors and Corporate Governance – Director Compensation” and “Compensation Discussion and Analysis” in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2024 Annual Meeting of Shareholders, filed on March 25, 2024 (the “2024 Definitive Proxy”), commencing on pages 22 and 32, respectively, and is available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Principal Holders of Common Stock” in the Company’s 2024 Definitive Proxy commencing on page 27 and is available here, and as updated in the filings referenced in the table below. Supplemental information regarding the holdings of the Company’s securities can be found in the SEC filings on Forms 3 and 4, and as referenced in the table below, and such filings are available on the Company’s website at https://investors.agcocorp.com/financial-information/sec-filings or through the SEC’s website at www.sec.gov. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section titled “Principal Holders of Common Stock” of the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the Annual Meeting.

Directors
Name	Ownership	Filing Date	Filing Type	Hyperlink

Michael C. Arnold (Lead Director)	20,465	08/08/2024	Form 4	https://www.sec.gov/Archives/edgar/data/880266/000162828024036067/xslF345X05/wk-form4_1723144908.xml

Sondra L. Barbour	8,8919.0601	09/16/2024	Form 4	https://www.sec.gov/Archives/edgar/data/880266/000162828024040409/xslF345X05/wk-form4_1726490433.xml

Suzanne P. Clark	10,483.801	04/30/2024	Form 4	https://www.sec.gov/Archives/edgar/data/880266/000162828024019371/xslF345X05/wk-form4_1714509884.xml

Bob De Lange	11,176.1222	11/15/2024	Form 4	https://www.sec.gov/Archives/edgar/data/880266/000162828024048034/xslF345X05/wk-form4_1731674990.xml

Directors
Name	Ownership	Filing Date	Filing Type	Hyperlink
Eric P. Hansotia (Chairman, President and Chief Executive Officer)	207,834	11/22/2024	Form 4	https://www.sec.gov/Archives/edgar/data/880266/000162828024048949/xslF345X05/wk-form4_1732301952.xml

George E. Minnich	22,865	04/30/2024	Form 4	https://www.sec.gov/Archives/edgar/data/880266/000162828024019375/xslF345X05/wk-form4_1714509951.xml

Niels Pörksen	3,395	04/30/2024	Form 4	https://www.sec.gov/Archives/edgar/data/880266/000162828024019370/xslF345X05/wk-form4_1714509859.xml

David M. Sagehorn	4,209	04/30/2024	Form 4	https://www.sec.gov/Archives/edgar/data/880266/000162828024019369/xslF345X05/wk-form4_1714509843.xml

Mallika Srinivasan	12,173,865	11/25/2024	Schedule 13D/A	https://www.sec.gov/Archives/edgar/data/880266/000119380524001411/sc13da2014210002_11212024.htm

Matthew Tsien	5,222	04/30/2024	Form 4	https://www.sec.gov/Archives/edgar/data/880266/000162828024019373/xslF345X05/wk-form4_1714509917.xml

Certain Executive Officers
Name	Ownership	Filing Date	Filing Type	Hyperlink
Damon J. Audia (Senior Vice President, Chief Financial Officer)	29,982	07/15/2024	Form 4	https://www.sec.gov/Archives/edgar/data/880266/000162828024031907/xslF345X05/wk-form4_1721078303.xml